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                                                                    EXHIBIT 4-7A

                        NEW JERSEY RESOURCES CORPORATION

                          AMENDMENT TO CREDIT AGREEMENT

This Amendment dated as of January 31, 1997 (this "Amendment"), is entered into between New Jersey Resources Corporation (the "Borrower") and PNC Bank, National Association, successor by merger to Midlantic, Bank, N.A. (the "Bank").

                                    RECITALS

A. The Borrower and the Bank are parities to a certain Revolving Credit Agreement and Term Loan Agreement, dated as of December 20, 1990, which has heretofore amended (as amended, the "Loan Agreement").

B. The Loan Agreement provides for certain loans to the Borrower and, as evidence of the loans, the Borrower has delivered its Revolving Credit Promissory Note, dated December 20, 1990 (the "Note") to the Bank, in the original principal amount of $20,000,000.00.

C. The Borrower and the Bank wish to amend the Loan Agreement and the Note as set forth in this Amendment.

D. Now, therefore, in consideration of the premises and the mutual agreements contained herein, the parties agree to amend the Loan Agreement and the Note on the following terms and conditions.

1. DEFINED TERMS. Unless otherwise defined in this Amendment, terms defined in the Loan Agreement shall be used herein with their defined meanings.

2.       AMENDMENT TO LOAN AGREEMENT. The Loan Agreement is amended by:

         (a) Section 1.1 Definition and Interpretation, "Termination Date" is deemed amended to substitute as the relevant date "January 31, 1999".

         (b)   Bank hereby waives the sixty (60) days' notice requirement of
               Section 3.4 (Extension of Termination Date).

3. NOTE. The Borrower and the Bank hereby agree that the Note is deemed amended to incorporate the amendments to the Loan Agreement as to amount and term of the Note, without the necessity of replacing said Note and that each reference to the "note" in the Loan Agreement and any document referred to therein shall refer to the Note as deemed amended hereby.
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4.       REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Amendment, the Borrower hereby represents and warrants to the Bank as follows:

         (a) The representations and warranties contained in Section 8 of the Loan Agreement are true and correct on and as of the date of this Agreement and, upon the Effective Date hereof and after giving effect hereto, no Event of Default or unmatured Event of Default will be in existence or will occur as a result of giving effect hereto.

         (b) The execution, delivery and performance of this Amendment will not violate any provision of any law or regulation, or of any writ or decree of any court or governmental instrumentality, or of the Undersigned's articles of incorporation or by-laws.

         (c) The Borrower has the power to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the performance of the Loan Agreement and the note as amended thereby.

         (d) The execution, delivery and performance of this Amendment does not require the consent of any other party or the consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency and this Amendment and the Loan Agreement and the Note as amended by the Amendment, constitute valid obligations of the Borrower, legally binding, upon it and enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights.

5. CONDITIONS PRECEDENT. This Amendment shall become effective (the "Effective Date") upon the satisfaction of the following conditions precedents:

         (a) This Amendment shall have been duly executed and delivered by the Borrower and the Bank.

         (b) All proceedings required to be taken by the Borrower in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Bank and its counsel, and the Bank shall have received such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

    6. GENERAL.

         (a) As herein amended or modified, the Loan Agreement shall remain in full force and effect and are hereby ratified, approved and confirmed in all respects.
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         (b)      After the date hereof, all references in the Loan Agreement, any collateral document and the Note to the "Loan Agreement," "Agreement" or "Note" shall refer to the Loan Agreement and the Note as herein amended or modified.

         (c) This Amendment shall be binding upon the Borrower, the Bank and their respective successors and assigns and shall inure to the benefit of the Borrower and the Bank.

         (d) This Amendment may be executed in any number of counterparts. This Amendment shall be governed by the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION


By:    /s/  Edward M. Tessalone
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         Edward M. Tessalone
Title:   Vice President



NEW JERSEY RESOURCES CORPORATION

By: /s/ Glenn C. Lockwood
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